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Exhibit 10.13.1

[Edison Mission Marketing & Trading letterhead]

March 31, 2011

EME Homer City Generation L.P.
c/o Midwest Generation LLC
One Financial Place
440 South Lasalle Street, Suite 3500
Chicago, IL 60605
Attn: John Kennedy

  Re:
  Delivery Point under Master Purchase, Sale, and Services Agreement

Dear Sir/Madam:

        Section 2.1 to Schedule A to Master Purchase, Sale and Services Agreement between EME Homer City Generation L.P. ("Homer City") and Edison Mission Marketing & Trading, Inc. ("EMMT") dated as of October 31, 2002 (the "Homer City Master Agreement") provides as follows: "The Delivery Point shall be the bus bar at the Facility generating the Energy for delivery unless the Parties agree otherwise."

        EMMT requests that Homer City consent to establishing the Delivery Point at Zone P of the New York Independent System Operator, Inc. ("NYISO"), consistent with protocols and procedures of PJM Interconnection, LLC ("PJM") and NYISO, and to the extent that EMMT in its discretion determines the selection of such Delivery Point is advantageous to Homer City. When the Delivery Point is designated as Zone P, the Back-to-Back transactions shall include the related purchase and sales transactions that originate at the bus bar at the Facility generating the Energy to Zone P and related transaction costs.

        To the extent the Delivery Point is not Zone P, the Delivery Point will continue to be the bus bar at the Facility generating the Energy as provided in the Homer City Master Agreement.

        This letter agreement is effective April 01, 2011. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Homer City Master Agreement.

Very truly yours,
/s/ Andrew J. Hertneky Andrew J. Hertneky
President
Acknowledged and agreed:
EME HOMER CITY GENERATION L.P.
By:	MISSION ENERGY WESTSIDE, INC., as General Partner
By:	/s/ John C. Kennedy
Name: John C. Kennedy
Title: Sr. Vice President - Generation

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  Exhibit 10.13.1